UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 17, 2009

Kensey Nash Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-27120	36-3316412
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

735 Pennsylvania Drive, Exton, Pennsylvania 19341

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (484) 713-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

At a meeting of the Board of Directors (the “Board”) of Kensey Nash Corporation (“the Company”) on March 17, 2009, and as a result of the departures from the Board of Jeffrey C. Smith on February 3, 2009 and Ceasar N. Anquillare on March 12, 2009, the Board unanimously voted to reassign several current Board members to the Company’s three standing committees: the Audit Committee, the Corporate Governance and Nominating Committee and the Compensation Committee. The Board also unanimously agreed to dissolve the Strategic Planning Committee that was formed in December 2007 pursuant to the settlement agreement entered into with Ramius LLC (f/k/a Ramius Capital Group, L.L.C.) and its affiliates. Going forward, the obligations and objectives of the Strategic Planning Committee will be fulfilled by the full Board of Directors.

At the meeting on March 17, 2009, and upon the recommendation of the Corporate Governance and Nominating Committee, the Board appointed Steven J. Lee as a member of each of the Audit Committee and the Compensation Committee.

Mr. Lee, who is 60, has served as a director of the Company since July 2000 and was previously the Chairman of the Strategic Planning Committee and a member of the Corporate Governance and Nominating Committee. Mr. Lee, like the other current members of the Audit Committee (Robert J. Bobb (Chair) and Harold N. Chefitz), is a non-employee director, who meets the applicable NASDAQ independence requirements including the additional independence requirements applicable to Audit Committee members, is financially literate and qualifies as an “audit committee financial expert” under applicable SEC rules. Each of the other current members of the Compensation Committee (C. McCollister Evarts, M.D. (Chair) and Mr. Chefitz) also is a non-employee director who meets the applicable NASDAQ independence requirements.

At the meeting on March 17, 2009, and upon the recommendation of the Corporate Governance and Nominating Committee, the Board also appointed Mr. Bobb and Dr. Evarts to the Corporate Governance and Nominating Committee. The other current member of the Corporate Governance and Nominating Committee (Walter R. Maupay, Jr. (Chair)) also is a non-employee director who meets the applicable NASDAQ independence requirements.

Mr. Bobb, who is 60, has served as a director of the Company since 1984, is currently the Chairman of Audit Committee, and was previously a member of the Compensation Committee.

Dr. Evarts, who is 77, has served as a director of the Company since July 2000 and is currently the Chairman of the Compensation Committee.

Biographies of the members of the Board are contained in the Company’s definitive proxy statement for its 2008 annual meeting of stockholders, as filed with the SEC on October 28, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENSEY NASH CORPORATION
Date: March 26, 2009
	By:	/S/ Joseph W. Kaufmann
Joseph W. Kaufmann
Chief Executive Officer

3